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                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE


INVESTOR RELATIONS:                    PUBLIC RELATIONS:

Harlan Plumley                         Jennifer Meyer/Nicole Wolf
CFO, Lightbridge, Inc.                 PAN Communications for Lightbridge, Inc.
781/359-4000                           978/474-1900
hplumley@lightbridge.com               lightbridge@pancomm.com
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     LIGHTBRIDGE AND CORSAIR TO COMPLETE MERGER
Global Alliance Results in End-to-End Customer Acquisition and Retention

Solution for the Wireless Industry



BURLINGTON, MASS. -- FEBRUARY 7, 2001 -- LIGHTBRIDGE, INC. (NASDAQ: LTBG), A leading enabler of customer relationship management solutions for communications service providers, and Corsair Communications, Inc. (Nasdaq: CAIR), a leading provider of real-time, pre-paid billing systems for the global wireless industry, today announced their respective shareholders have approved the merger under the terms of the amended and restated merger agreement dated November 8, 2000. The combined company will operate under the Lightbridge Nasdaq symbol (Nasdaq:LTBG). The closing of the merger is scheduled for later today.

Under the terms of the Agreement, at the close of the merger today, Lightbridge will have issued 0.5978 of a share of its common stock for each share of Corsair common stock outstanding. The total number of shares to be issued by Lightbridge at the closing is approximately 10.3 million and the transaction is expected to be accounted for as a pooling of interests.

The strategic decision to acquire Corsair is based, in part, on the telecommunications industry's need for customer acquisition, management and retention products and services for the global wireless industry. The merger strengthens Lightbridge's leadership position by creating a comprehensive suite of products and services for wireless customer management.

Based in Palo Alto, Calif., Corsair Communications is a leading provider of real-time pre-paid business solutions, including applications such as PrePay(TM) and PrePay Open(TM). The merger is expected to enable Lightbridge to pursue a wide array of new opportunities in the global telecommunications market, building on Lightbridge's strong presence in the United States and Corsair's success internationally.



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"This merger clearly leverages each company's individual assets into a suite of offerings with strengths greater than the sum of the parts," said Pamela D.A. Reeve, CEO of Lightbridge, Inc. "Lightbridge is in a very advantageous position, as we look to change the face of wireless customer management as we know it today. With our combined size, international resources and industry-wide expertise, we are well positioned to meet the needs of the evolving global wireless industry."

The matters discussed in this press release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, without limitation, (i) dependence on a limited number of clients, (ii) continuing rapid change in the telecommunications industry that may affect both Lightbridge and its clients, (iii) uncertainties associated with Lightbridge's ability to develop new products, services and technologies, (iv) market acceptance of Lightbridge's new products and services and continuing demand for Lightbridge's products and services by telecommunications companies,
(v) the impact of competitive products, services and pricing on both Lightbridge and its clients, (vi) changing economic conditions, (vii) integration, employee retention, and other risks associated with acquisitions including the Corsair merger, (viii) the company's ability to execute on its plans, (ix) customer concentration, and (x) the factors disclosed in Lightbridge's filings with the U.S. Securities and Exchange Commission. Lightbridge undertakes no obligation to update any forward-looking statements.


ABOUT LIGHTBRIDGE, INC.

Lightbridge, Inc. (Nasdaq: LTBG) provides customer relationship management solutions that enable communications service providers to initiate and maintain relationships with their subscribers. Clients ranging from large established carriers to emerging service providers worldwide rely on Lightbridge's Telesto(R) network of integrated customer acquisition and risk management solutions to forge enduring customer relationships. Lightbridge's traditional and Web-based offerings are designed to facilitate rapid application approval, minimize fraud and expand the opportunity to retain high-value customers. Carriers also depend on Lightbridge as a valuable partner, which can leverage its diverse range of business consulting services to enhance customer profitability and operational efficiencies. For more information visit www.lightbridge.com.
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FraudBuster, Alias, Telesto and Lightbridge are registered trademarks and RMS,
CAS, @Risk and the Lightbridge logo are trademarks of Lightbridge, Inc.

PrePay and PhoneFuel logos are pending registered trademarks of Corsair Communications.

All other trademarks are the properties of their respective owners.